SENSUS METERING SYSTEMS INC.

Management Incentive Plan

Plan Framework & Guidelines

May 2008

PART I – PLAN FRAMEWORK

1. Plan Name

The Sensus Metering Systems Inc. Management Incentive Plan (“The Plan”).

2. Plan Objectives

•	Provide an incentive system that encourages participants to achieve Sensus Metering Systems Inc. or Business Unit financially defined objectives.

•	Provide participants with an opportunity to earn incentive compensation based upon performance of the business in total or the Business Unit.

•	Provide focused attention on the most important measures of business success.

•	Provide competitive compensation to attract and retain key employees.

3. Plan Term

The Plan will commence on the first day of the financial year (April 1st) and end on the last day of the financial year (March 31st).

4. Plan Eligibility

It is intended that those who participate are management whose decisions and performance impact Sensus Metering Systems Inc. results. Participation in this program is at the discretion of the Compensation Committee of Sensus Metering Systems Inc.

5. Target Incentive Levels

A. Business Objectives

Target incentive levels are determined on an individual basis and communicated to participants at the start of the plan year.

Minimum award is at 90% of the target incentive level for the business objectives with the threshold payment award at 10%. Maximum award, above 100%, is uncapped for the target incentive level for business objectives.

Payments for performance between threshold and target are pro rated on a straight-line basis at a rate of 10% (results at 90% of target) to 100% (results at 100% of target). Payments above target are pro rated on a less steep straight-line basis at a rate equivalent to 150% (results at 110% of target), 200% (results at 120% of target) and so on.

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B. Quarterly Earned Incentive

The annual incentive is based on a quarterly earned mechanism which allows for a maximum earned quarterly amount of 100% for reaching or exceeding each quarter’s targets. A participant will not earn a quarterly amount for a target if performance is less than 90% of that quarter’s target. Each quarterly incentive earned will be banked until the end of the financial year.

•	Headquarter Qualifier

At the end of the financial year, if the full-year actual Management Adjusted EBITDA is less than 90% of the full-year target Management Adjusted EBITDA, then the banked quarterly incentive payment for both Management Adjusted EBITDA and Operating Cash Flow will be eliminated.

•	Business Unit Qualifier

At the end of the financial year, if the full-year actual Management Adjusted EBITDA is not the greater of prior year’s actual Management Adjusted EBITDA or 85% of the current year’s full-year target Management Adjusted EBITDA, then the banked quarterly incentive payment for both Management Adjusted EBITDA and Operating Cash Flow will be eliminated.

a. Minimum Payout

The minimum year-end payout will be based on the banked incentive earned by adding the four quarters together. If the total financial year-end results would result in an annual incentive payment that is less than the total of the four quarters incentive earned, then the participant will receive the total of the four quarters incentive earned as their annual incentive payout. This assumes the full-year actual Management Adjusted EBITDA is at or above the qualifying threshold level (90% of target for Headquarters / the greater of prior year’s Management Adjusted EBITDA or 85% of target for Business Units).

b. Maximum Payout

The maximum year-end payout will be based on total financial year-end results which exceed the Target level of 100% and are uncapped, provided the financial year-end payout is higher than the total of the four quarters incentive earned.

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6. Performance Measures, Weightings (Scorecard), & Definitions

A. Performance Measures and Weightings (Scorecards).

The performance measures and weightings are outlined in the Scorecards below for Sensus Metering Systems Inc. Headquarters participants and Business Unit participants.

a.i. Headquarters Scorecard

Headquarters Level participants are those not tied to any one specific Business Unit within Sensus Metering Systems Inc.

Headquarters Scorecard

($000's)		Quarterly Incentive						Full Year Incentive
Measurement	Weighting	Quarterly Percent of Target Achieved	Target Quarterly Earned Payment	FY Q1 Target	FY Q2 Target	FY Q3 Target	FY Q4 Target	Full Year Percent of Target Achieved	Full Year Target Payment	Full Year Target
								120%+	200%+
Sensus								110%	150%
Mgmt Adj EBITDA	As Determined by Comp. Committee	>100%	100%	TBD	TBD	TBD	TBD	100%	100%	TBD
		90%	10%					90%	10%
Sensus								120%+	200%+
								110%	150%
Operating Cash Flow	As Determined by Comp. Committee	>100%	100%	TBD	TBD	TBD	TBD	100%	100%	TBD
		90%	10%					90%	10%

Incentive payments for Headquarters Level participants are based strictly on the performance of Sensus Metering Systems Inc. as shown above.

At the end of the financial year, if the full-year actual Management Adjusted EBITDA is less than 90% of the full-year target, then the banked quarterly incentive payment for both Management Adjusted EBITDA and Operating Cash Flow will be eliminated.

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a.ii. Business Unit Scorecard

Business Unit Level participants are those with specific responsibilities within a Business Unit of Sensus Metering Systems Inc. for which business objectives performance can be specifically measured.

Management Adjusted EBITDA and Operating Cash Flow will be based on performance at the Business Unit level for those not measured on the Headquarters plan.

Business Units: Business Units for incentive purposes are defined as:

•	Global Water & Heat

•	Global Gas

•	North American AMI/Electric

•	Sensus Precision Die Casting

•	Smith-Blair Inc.

The Compensation Committee of Sensus Metering Systems Inc. may amend the definition of Business Units in its discretion.

Business Unit /Region Scorecard

($000's)		Quarterly Incentive						Full Year Incentive
Measurement	Weighting	Quarterly Percent of Target Achieved	Target Quarterly Earned Payment	FY Q1 Target	FY Q2 Target	FY Q3 Target	FY Q4 Target	Full Year Percent of Target Achieved	Full Year Target Payment	Full Year Target
								120%+	200%+	120%+
Business Unit								110%	150%	110%
Mgmt Adj EBITDA	As Determined by Comp. Committee	>100%	100%	TBD	TBD	TBD	TBD	100%	100%	TBD
		90%	10%	90%	90%	90%	90%	90%	10%	90%
Business Unit								120%+	200%+	120%+
or Region								110%	150%	110%
Operating	As Determined by Comp. Committee	>100%	100%	TBD	TBD	TBD	TBD	100%	100%	TBD
Cash Flow		90%	10%	90%	90%	90%	90%	90%	10%	90%

At the end of the financial year, if the full-year actual Management Adjusted EBITDA is not the greater of prior year’s actual Management Adjusted EBITDA or 85% of the current year’s full-year target Management Adjusted EBITDA, then the banked quarterly incentive payment for both Management Adjusted EBITDA and Operating Cash Flow will be eliminated.

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B. Definitions.

b.i. Management Adjusted EBITDA

This measure is defined as earnings before interest, taxes, depreciation and amortization, adjusted for restructuring expense, management fees and other non-recurring items, including the add-back of deferred revenue and incremental direct costs related to long-term AMI contracts.

b.ii. Operating Cash Flow

This measure is defined as the cash flow from Management Adjusted EBITDA, adjusted for restructuring expense, net of capital expenditures and movements in trade working capital, other current assets, other payables and accruals (including restructuring accruals).

Part II – Plan Rules and Administration

1.	Payment Qualifications

Eligibility is defined in Part I, Section 4 of the Incentive Plan. Each Business Unit Head will submit a list of proposed participants through the Vice President, Human Resources for approval by the Compensation Committee of Sensus Metering Systems Inc.

In order to be eligible for any payment due under the Plan, a participant must be employed by the Company on the payment date. Payments will be made by June 15th following the financial year-end.

A.	Leavers:

If a participant leaves after the financial year-end but before the payment date as a result of retirement at normal retirement age, early retirement, ill health/disability retirement or redundancy, they will be eligible for any payment under the Plan on the normal payment date.

If a participant leaves for any other reason after the financial year-end but before the payment date, any payment under the Plan will be at the discretion of the Compensation Committee of Sensus Metering Systems Inc.

Participants who terminate employment during the Plan year will not be eligible for payments unless termination was caused by: death, retirement at normal retirement age, early retirement with company consent; ill health disability retirement; or redundancy. In such cases, pro rata awards will be made based on the number of complete months worked during the Plan year. Any payment due a former employee who has died will be paid to the participant’s personal representative.

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B.	Joiners:

Existing and new employees that join the Plan after the start of the financial year will be eligible for any payment due under the Plan based on a pro rata amount. This will be calculated at a rate of  1/4 or 25% of the Plan payment for each complete calendar quarter from the date of joining the Plan to the Plan year-end.

Existing or new employees who join the Plan during the last quarter of the Plan year-end (January 1st or later) will not participate in the Plan until the following financial year.

2.	Payment Terms and Timing

The incentive will be paid as soon as practical after the fully audited annual results of the Company have been announced, no later than June 15th following the financial year-end. All payments are subject to the final approval of the Compensation Committee of Sensus Metering Systems Inc. Any incentive earned will be paid in cash.

The participant will be liable for any personal tax due or other statutory payments due on any part of the incentive. Incentive payments will be treated for pensionable purposes in line with plan rules.

3.	Plan Framework

•	Participation and target percentage is determined by level of management.

•	The measures, their weighting and performance ranges will be determined by the Compensation Committee of Sensus Metering Systems Inc.

•	Any “windfall” impacts, either adverse or positive, will be excluded from the calculations. The decision of the Compensation Committee of Sensus Metering Systems Inc. as to “windfall” will be final.

•	Any Foreign Exchange (FX) translation or transaction impact, positive or adverse versus budgeted FX rates will be excluded.

•	The calculation of an individual’s actual incentive payment target is based on their salary effective April 1st of the financial year.

•

Where a promotion occurs during the Plan year and during a quarter the old salary level and incentive target level will not change until the current quarter is completed, unless the promotion is effective the first day of the quarter otherwise, the new salary level and incentive target level will take effect at the beginning of the first full quarter following the promotion. Any alternative basis for calculation must be agreed on appointment, and approved by the Compensation Committee of Sensus Metering Systems Inc. depending on reporting level.

•	The business objectives will be adjusted for acquisitions or disposals as approved by the Compensation Committee of Sensus Metering Systems Inc. (unless included in the budget).

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4.	Decisions regarding Plan Issues

The Compensation Committee of Sensus Metering Systems Inc. is authorized to administer the Plan and to resolve questions, ambiguities or disputes under the Plan. The decision of the Compensation Committee on any question concerning this Plan, any payments under it, its interpretation and any individual’s entitlement to a payment under it shall be final. The Compensation Committee may delegate its responsibilities to administer the Plan in its discretion.

Any and all legal disputes arising under, out of, or in relation to this Plan, its implementation or interpretation, or any question as to the eligibility of a person to receive a payment hereunder or the calculation of any payment hereunder shall be determined by final and binding arbitration under the rules of the American Arbitration Association (the “Rules”). Such arbitration shall take place in Raleigh, North Carolina before one arbitrator chosen under the Rules. The costs of the arbitrator shall be shared equally between the parties.

5.	Participation

Participation in this Plan is by invitation from time to time. It is entirely discretionary, and the Compensation Committee of Sensus Metering Systems Inc. may decide:

i.	Whether a particular individual is eligible to participate in the Plan

ii.	The Plan’s design, terms and targets

iii.	The continuation or suspension of the Plan and,

iv.	The amount and timing of any payments from the Plan.

No individual will have any right to receive an incentive payment, and will not acquire such a right by virtue of having received one or more incentive payments during the course of their employment.

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